Exhibit 10.37

Dated 23 August 2011

(1)                                          Dragon Joyce Limited

(2)                                          China Mobile Games and Entertainment Group Limited

Share Swap Agreement

relating to

the sale and purchase of shares of

Beauty Wave Limited and China Wave Group Limited

THIS AGREEMENT is made on 23rd August 2011

BETWEEN

(1)                                          Dragon Joyce Limited, a limited liability company incorporated in the British Virgin Islands having its registered office at P.O. Box 933, 3rd Floor, Omar Hodge Building, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (the “Vendor”); and

(2)                                          China Mobile Games and Entertainment Group Limited, a limited liability company incorporated in the Cayman Islands having its registered office at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the “Purchaser”).

RECITALS

(A)                                        The Vendor is the beneficial and legal owner of the Dragon Joyce Sale Shares (as defined below).

(B)                                        In connection with the Spin-off (as defined below) and as part of the Reorganisation (as defined below), the Vendor wishes to sell, and the Purchaser wishes to purchase, the Dragon Joyce Sale Shares on the terms set out in this Agreement.

(C)                                        The Vendor has agreed to give the warranties, representations, undertakings and indemnities as set out in Clause 4 and Schedule 3.

(D)                                        In connection with the Spin-off and as part of the Reorganisation, the Purchaser will purchase 6,849,315 issued shares of 3GUU (as defined below), representing approximately 100% of its total issued shares as of the date hereof, in accordance with the terms of the 3GUU Agreement (as defined below) and 100 issued shares of OWX HK (as defined below), representing 100% of its total issued shares as of the date hereof, in accordance with the terms of the OWX HK Agreement (as defined below).

IT IS AGREED as follows:

1.                                               INTERPRETATION

1.1                                        In this Agreement:

“3GUU”	means 3GUU Mobile Entertainment Industrial Co., Ltd., a company incorporated in the BVI;

“3GUU Agreement”	means the share swap agreement dated the date of this Agreement entered into by Action King Limited, Trilogic Investments

Limited, the Purchaser and VODone Limited in respect of the sale and purchase of 6,849,315 issued shares of 3GUU, being approximately 100% of the total issued shares of 3GUU as of the date hereof;

“Beauty Wave”	means Beauty Wave Limited, a company incorporated in the BVI, the details of which are set out in Schedule 1 hereof;

“Business Day”	means a day (other than a Saturday or Sunday) on which banks in Hong Kong are generally open for normal banking business;

“BVI”	means British Virgin Islands;

“China Wave”	means China Wave Group Limited, a company incorporated in the BVI, the details of which are set out in Schedule 1 hereof;

“Companies Ordinance”	means the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) as amended from time to time;

“Completion”	means completion of the sale and purchase of the Dragon Joyce Sale Shares in accordance with Clause 5;

“Dragon Joyce Consideration Shares”	means the 106,500,000 shares of US$0.001 each in the share capital of the Purchaser to be allotted and issued to the Vendor credited as fully paid up;

“Dragon Joyce Sale Shares”

means 1 share of US$1.00 in the share capital of Beauty Wave and 1 share of US$1.00 in the share capital of China Wave, being one hundred percent (100%) of the total issued share of Beauty Wave and China Wave, respectively, as of the date hereof;

“Group”

means, Beauty Wave and China Wave and their respective subsidiaries or, where the context so requires, in respect of the period before Beauty Wave and China Wave become the holding company of their respective subsidiaries, those subsidiaries or the business operated by them, as the case may be and “Group Company” means any of them;

“HK$”	means Hong Kong dollars, the lawful currency of Hong Kong;

“Hong Kong”	means the Hong Kong Special Administrative Region of the PRC;

“OWX HK”	means OWX Hong Kong Limited, a company incorporated in Hong Kong;

“OWX HK Agreement”

means the share swap agreement dated the date of this Agreement entered into by OWX Holding Co. Ltd. and the Purchaser in respect of the sale and purchase of 100 issued shares of OWX HK, being 100% of the total issued shares of OWX HK as of the date hereof;

“Parties”	means the named Parties to this Agreement and their respective successors and permitted assigns and “Party” means each or any specific one of them;

“PRC”	means the People’s Republic of China;

“Reorganisation”	means the reorganisation of the Group Companies in preparation for the Spin-off and the reorganisation as defined under the 3GUU Agreement as well as the OWX HK Agreement;

“Spin-off”	means the separate listing of securities of the Purchaser in the United States;

“Subsidiaries”	means all the subsidiaries of Beauty Wave and China Wave as set out in Schedule 2 and “Subsidiary” means any of them;

“subsidiary”	has the meaning ascribed to in the Companies Ordinance;

“US$”	means United States dollars, the lawful currency of the United States of America;

“Warranties”	means the representations and warranties on the part of the Warrantor contained in Clause 4 and Schedule 3; and

“Warrantor”	means the Vendor.

1.2                                        Any reference, express or implied, to an enactment includes references to:

1.2.1                                       that enactment as amended, extended or applied by or under any other enactment before or after this Agreement;

1.2.2                                       any enactment which that enactment re-enacts (with or without modification); and

1.2.3                                       any subordinate legislation made (before or after this Agreement) under any enactment, including one within (1) or (2) above.

1.3                                        Words denoting persons shall include bodies corporate and unincorporated associations of persons.

1.4                                        Unless otherwise stated, references to Clauses, Sub-clauses and Schedules are references to clauses and sub-clauses of and schedules to this Agreement, references to Paragraphs are references to paragraphs of the schedules to this Agreement.

1.5                                        Each of the Schedules shall have effect as if set out herein.

1.6                                        References to the singular shall include the plural and vice versa; and references to the masculine, the feminine and the neuter shall include each other such gender.

1.7                                        The headings are inserted for convenience only and shall not affect the construction of this Agreement.

2.                                               SALE AND PURCHASE OF THE DRAGON JOYCE SALE SHARES

2.1                                        The Vendor as the beneficial owner shall sell, and the Purchaser shall, relying on the Warranties, undertakings and indemnities set out in this Agreement, purchase, the Dragon Joyce Sale Shares, free from all liens, claims, charges, equities and encumbrances and together with all rights attaching thereto and all dividends and distributions declared, paid or made in respect thereof at any time on or after the date hereof.

2.2                                        The Purchaser shall not be obliged to complete the purchase of any of the Dragon Joyce Sale Shares unless:

2.2.1                                       the purchase of all the Dragon Joyce Sale Shares is completed simultaneously in accordance with this Agreement;

2.2.2                                       the purchase of 6,849,315 issued shares of 3GUU is completed simultaneously in accordance with the 3GUU Agreement; and

2.2.3                                       the purchase of 100 issued shares of OWX HK is completed simultaneously in accordance with the OWX HK Agreement.

3.                                               CONSIDERATION

3.1                                        The consideration payable by the Purchaser for the sale of the Dragon Joyce Sale Shares by the Vendor under Clause 2 shall be satisfied by the Purchaser by allotting and issuing the Dragon Joyce Consideration Shares to the Vendor or its nominee, in accordance with the instructions of the Vendor.

3.2                                        The Dragon Joyce Consideration Shares shall rank pari passu in all respects with the fully paid or credited as fully paid shares of nominal value US$0.001 each in the share capital of the Purchaser in issue at the date of their allotment.

4.                                               WARRANTIES AND INDEMNITIES

4.1                                        The Warrantor represents and warrants to the Purchaser that each of the statements set out in Schedule 3 is true and accurate.

4.2                                        Each of the Warranties set out in Clause 4.1 and Schedule 3 is separate and independent and except as expressly provided to the contrary in this Agreement is not limited by reference to any other paragraph of Schedule 3; and none of the Warranties shall be treated as qualified by any actual or constructive knowledge on the part of the Purchaser or any of its agents.

4.3                                        Without prejudice to any other remedy available to the Purchaser or its ability to claim damages on any basis which is available to it by reason of any of the Warranties being untrue or misleading or being breached, the Warrantor undertakes with the Purchaser (for itself and as trustee for each Group Company) that it shall, at the direction of the Purchaser, pay to the Purchaser, the Group Company concerned or (in the case of liability to another person which has not been discharged) the person to whom the liability has been incurred an amount equal to any deficiency or liability of the Group Company concerned which arises from any of the Warranties being untrue, misleading or breached and which would not have existed or arisen if the Warranty in question had not been untrue, misleading or breached.

5.                                               COMPLETION

5.1                                        Completion shall take place on the date hereof at the place as may be agreed between the Parties.

5.2                                        At Completion,

5.2.1                                       the Vendor shall:

5.2.1.1                                                deliver, or procure the delivery, to the Purchaser of:

(a)                                                                      duly executed Instrument of Transfer in favour of the Purchaser or its nominee of all the Dragon Joyce Sale Shares;

(b)                                                                      the share certificates representing the Dragon Joyce Sale Shares;

(c)                                                                       where applicable, the certificate of incorporation, common seal, minute books, statutory registers, share certificates and books and records of each Group Company; and

(d)                                                                      its application for allotment of relevant shares in the Purchaser; and

5.2.1.2                                                procure that a board meeting of each of Beauty Wave and China Wave is held at which it is resolved that the respective transfers referred to in Sub-clause 5.2.1.1 above are approved for registration.

5.3                                        Upon completion of all the matters referred to in Clause 5.2 above, the Purchaser shall, simultaneously with the completion of the sale and purchase of 6,849,315 issued shares of 3GUU in accordance with the 3GUU Agreement and the sale and purchase of 100 issued shares of OWX HK in accordance with the OWX HK Agreement :

5.3.1                                       allot and issue the Dragon Joyce Consideration Shares to the Vendor or its nominee as it may direct;

5.3.2                                       deliver to the Vendor the share certificates representing the Dragon Joyce Consideration Shares; and

5.3.3                                       deliver a certified true copy of a board resolution of the Purchaser approving the allotment and issue of the Dragon Joyce Consideration Shares.

5.4                                       If for any reason the provisions of Clauses 5.2 and 5.3 above are not fully complied with as at the date hereof, the Purchaser may elect (in addition and without prejudice to all other rights or remedies available to it) to rescind this Agreement or to fix a new date for Completion.

6.                                               NOTICES

6.1                                        Any notice or other document to be served under this Agreement may be delivered or sent by prepaid registered post or facsimile process to the Party to be served at its address set out below:-

For the Vendor:

Address:	Room 3006, Gloucester Tower, The Landmark, 11 Pedder Street, Central, Hong Kong

Facsimile Number:	+852 2869 8960

For the attention of:	Board of directors

For the Purchaser:

Address:	Room 3006, Gloucester Tower, The Landmark, 11 Pedder Street, Central, Hong Kong

Facsimile Number:	+852 2869 8960

For attention of:	Board of directors

or at such other address as it may have notified to the other Party in accordance with this Clause.

6.2                                        Any notice or document shall be deemed to have been served:

6.2.1                                       if delivered, at the time of delivery; or

6.2.2                                       if posted to a destination within Hong Kong, at 10.00 a.m. on the second Business Day after it was put into the post or if posted to an overseas destination at 10:00 a.m. on the seventh Business Day after it was put into the post and sent by airmail; or

6.2.3                                       if sent by facsimile process, at the expiration of 2 hours after the time of despatch, if despatched before 3.00 p.m. on any Business Day, and in any other case at 10.00 a.m. on the Business Day following the date of despatch.

6.3                                        In proving service of a notice or document it shall be sufficient to prove that delivery was made or that the envelope containing the notice or document was properly addressed and posted as a prepaid recorded delivery letter or that the facsimile message was properly addressed and despatched as the case may be.

7.                                              RESOLUTIONS AND WAIVERS

7.1                                        In relation to each Group Company, the Vendor shall procure the convening of all meetings, the giving of all waivers and consents and the passing of all resolutions as are necessary under all applicable laws, its articles of association (or the equivalent constitutional documents) or any deed or obligations affecting it to give effect to this Agreement.

8.                                               FURTHER ASSURANCES

8.1                                        On or after Completion, the Parties shall, execute and do (or procure to be executed and done by any persons, companies or entities) all such deeds, documents, acts and things for the purposes of vesting the Dragon Joyce Sale Shares in the Purchaser or its nominee or as otherwise may be strictly necessary to give full effect to this Agreement.

9.                                               GENERAL

9.1                                        Each of the obligations, Warranties and undertakings set out in this Agreement which is not fully performed at Completion will continue in full force and effect after Completion.

9.2                                        None of the rights or obligations under this Agreement may be assigned or transferred without the prior written consent of the Purchaser.

9.3                                        At any time after the Completion, the Vendor shall, at the request and cost of the Purchaser, execute or procure the execution of such documents and do or procure the doing of such acts and things as the Purchaser may reasonably require for the purpose of vesting the Dragon Joyce Sale Shares in the Purchaser or its nominee and giving to the Purchaser the full benefit of all the provisions of this Agreement free from all liens, claims, charges, equities and encumbrances.

9.4                                        Each Party may release or compromise with the other Party in whole or in part the liability of the other Party under any provision of this Agreement or grant any time or other indulgence without affecting the liability of the other Party under any other provision of this Agreement.

9.5                                        No exercise or failure to exercise or delay in exercising any right, power or remedy vested in any Party under or pursuant to this Agreement shall constitute a waiver by that Party of that or any other right, power or remedy.

9.6                                        Time is of the essence in relation to this Agreement.

9.7                                        Each Party shall pay its own costs and expenses incurred in connection with the entering into and completion of this Agreement. Any stamp duty payable in relation to the transactions contemplated under this Agreement shall be borne equally by the Vendor and the Purchaser.

9.8                                        In the event that any term, condition or provision of this Agreement is held to be a violation of any applicable law, statute or regulation, the same shall be deemed to be deleted from this Agreement and shall be of no force and effect and this Agreement shall remain in full force and effect as if such term, condition or provision had not originally been contained in this Agreement.

Notwithstanding the foregoing, in the event of any such deletion the Parties shall negotiate in good faith in order to agree the terms of a mutually acceptable and satisfactory alternative provision in place of the provision so deleted.

9.9                                        This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any Party may enter into this Agreement by executing a counterpart.

9.10                                 Save as required by law or by any government authorities or by any rules and regulations of regulatory bodies (including The Stock Exchange of Hong Kong Limited and the Securities and Futures Commission of Hong Kong), neither Parties hereto shall make, and the Vendor shall procure that none of the Group Companies shall make, any announcement or release or disclose any information concerning this Agreement or the transactions referred to herein, or disclose the identity of the other Party (save the disclosures made to their respective professional advisers under a duty of confidentiality) without the written consent of the Purchaser.

10.                                        WHOLE AGREEMENT

10.1                                 This Agreement and the documents referred to in it contain the whole agreement between the Parties relating to the transactions contemplated by this Agreement and supersede and cancel all previous agreements between the Parties relating to these transactions.

10.2                                 Each of the Parties acknowledges that in agreeing to enter into this Agreement it has not relied on any representation, warranty or other assurance except those set out in this Agreement.

11.                                        GOVERNING LAW

11.1                                 This Agreement is governed by and shall be construed in accordance with Hong Kong law.

11.2                                 Each Party submits to the non-exclusive jurisdiction of the Hong Kong courts for all purposes relating to this Agreement.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement on the day first above written.

Signed by Hendrick SIN	)	For and on behalf of
for and on behalf of	)	Dragon Joyce Limited
Dragon Joyce Limited	)	(Sd.) Hendrick SIN
in the presence of:	)	Authorised Signature(s)
(Sd.) YAN Man Sing Frankie

Signed by Hendrick SIN	)	For and on behalf of
for and on behalf of	)	China Mobile Games and
China Mobile Games and	)	Entertainment Group Limited
Entertainment Group Limited	)	(Sd.) Hendrick SIN
in the presence of:	)	Authorised Signature(s)
(Sd.) YAN Man Sing Frankie

SCHEDULE 1

Particulars of Beauty Wave and China Wave

Company Name:	BEAUTY WAVE LIMITED

Registered number:	1524345
Date of incorporation:	12 March 2009
Place of incorporation:	British Virgin Islands
Authorised share capital:	50,000 shares of US$1.00 each
Issued share capital:	1 share of US$1.00 each
Registered address:	P.O. Box 933, 3rd Floor, Omar Hodge
Building, Wickhams Cay 1, Road Town,
Tortola, British Virgin Islands
Director:	Hendrick SIN

Company Name:	CHINA WAVE GROUP LIMITED
華濤集團有限公司
Registered number:	1545797
Date of incorporation:	28 August 2009
Place of incorporation:	British Virgin Islands
Authorised share capital:	50,000 shares of US$1.00 each
Issued share capital:	1 share of US$1.00 each
Registered address:	P.O. Box 933, 3rd Floor, Omar Hodge
Building, Wickhams Cay 1, Road Town,
Tortola, British Virgin Islands
Director:	Hendrick SIN

SCHEDULE 2

Particulars of the Subsidiaries

Company Name:	UNI-FORCE DEVELOPMENT LIMITED
科滙發展有限公司
Registered number:	1354772
Date of incorporation:	23 July 2009
Place of incorporation:	Hong Kong
Registered address:	Room 3006, Gloucester Tower,
The Landmark, 11 Pedder Street, Central, Hong Kong

Company Name:	Huiyou Digital (Shenzhen) Ltd.
滙友數碼(深圳)有限公司
Registered number:	440301503232643
Date of incorporation:	6 July 2007
Place of incorporation:	P.R.C.
Registered address:	中國深圳市羅湖區寶安南路2014號振業大廈B
座818

Company Name:	北京動感樂風信息技術有限公司
Registered number:	10108010163637
Date of incorporation:	27 April 2007
Place of incorporation:	P.R.C.
Registered address:	中國北京市海澱區上地信息路2號2號樓7A室

Company Name:	北京龍悅百富信息技術有限公司
Registered number:	10108012349576
Date of incorporation:	23 October 2009
Place of incorporation:	P.R.C.
Registered address:	中國北京市海澱區北四環西路66號第三極大廈
16層1920房間

Company Name:	深圳市豆玩網絡科技有限公司
Registered number:	440301103835140
Date of incorporation:	10 February 2009
Place of incorporation:	P.R.C.
Registered address:	中國深圳市福田區車公廟天安科技創業園大廈
B701-C

Company Name:	深圳市意科創匯科技有限公司
Registered number:	440301105000849
Date of incorporation:	21 October 2010
Place of incorporation:	P.R.C.
Registered address:	中國深圳市福田區車公廟工業區泰然廠房210棟
8樓D33

Company Name:	深圳市奇樂無限軟件開發有限公司
Registered number:	440301104616444
Date of incorporation:	19 April 2010
Place of incorporation:	P.R.C.
Registered address:	中國深圳市福田區泰然大道東泰然勁松大廈5F

SCHEDULE 3

Warranties

1.                                               Ownership of the Dragon Joyce Sale Shares

1.1.1                                       The Dragon Joyce Sale Shares constitute 100% of the total issued share capital of Beauty Wave and China Wave as of the date of this Agreement.

1.1.2                                       No person is entitled or has any claim to be entitled to require any Group Company to issue any share or loan capital either now or at any future date whether contingently or not.

1.1.3                                       There is no option, right of pre-emption, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting any of the Dragon Joyce Sale Shares or any shares in the share capital of a Subsidiary, and no person has claim to be entitled to any of the foregoing.

1.1.4                                       The Vendor is entitled to sell and procure the transfer of the full legal and beneficial ownership in the Dragon Joyce Sale Shares to the Purchaser on the terms set out in this Agreement.

2.                                               Accuracy of Schedules 1 and 2

The particulars relating to the Group Companies set out in Schedules 1 and 2 are true and accurate in all respects.

3.                                               Capacity and consequences of sale

3.1.1                                       The Warrantor has the requisite power and authority to enter into and perform its obligations under this Agreement.

3.1.2                                       This Agreement constitutes binding obligations on the Warrantor in accordance with its terms.

3.1.3                                       Neither the execution nor the performance of this Agreement will conflict with or constitute a default under any provision of:

3.1.3.1                                                any deed or instrument to which the Warrantor or any Group Company is a party; or

3.1.3.2                                                the Group Companies’ memoranda or articles of association (or the equivalent constitutional documents); or

3.1.3.3                                                any order, judgment, award, injunction, decree, ordinance or regulation by which the Warrantor or any Group Company is bound.